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                          Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 31, 1997 appearing on page 24 of Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the references to us under the heading "Experts" "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Los Angeles, California
September 9, 1998